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                        ASSET SALE AND PURCHASE AGREEMENT

         THIS AGREEMENT, dated this 29th day of September, 2004, is between and among SIPSTORM, Inc. (the "Purchaser"), a Florida corporation, the address of which is2340 Wulfert Road, Sanibel, Florida 33957, Z-TEL TECHNOLOGIES, INC. ("Z-Tel"), a Delaware corporation, the principal office of which is located at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602 and Z-Tel COMMUNICATIONS, INC. (the "Seller"), a Delaware corporation, the principal office of which is located at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.


                              BACKGROUND STATEMENT

         Seller is a telecommunications company and the wholly owned subsidiary corporation of Z-Tel. In support of its business, the Seller has developed software, systems and other intellectual property dealing with enhanced services and operational support. The Purchaser is controlled by the former chief executive officer and the former chief technology officer of Z-Tel (and the Seller). They are intimately familiar with the Seller's enhanced services platform and operational and support systems. The principal purposes of this Agreement are to effect the following transactions: Seller will sell to the Purchaser a selected portion of the intellectual property underlying its enhanced services platform; the Purchaser will grant to the Seller a perpetual royalty free license to use the foregoing selected intellectual property; the Seller will grant to the Purchaser a license to use the remainder of the intellectual property underlying its enhanced services platform; the Seller will grant to the Purchaser a license to use the intellectual property underlying its operational systems and support systems and the Seller will sell certain equipment and transfer software license rights from certain vendors to the Purchaser.

                               TERMS OF AGREEMENT

         NOW THEREFORE, in reliance upon the foregoing background statement, the parties agree to the following terms and conditions:

                              SECTION I DEFINITIONS

         The following terms, when capitalized, will have the meanings set forth in this Section I unless from the context a different meaning indicated.


CONFIDENTIAL INFORMATION - The term "Confidential Information" means any information, whether disclosed in written or other tangible form (including on magnetic media) or by oral, visual or other means, that is transmitted or otherwise provided by or on behalf of either party (the "Discloser") to the other party (the "Recipient"), or as to which a Recipient otherwise gains access, in the course of or incidental to the performance of this Agreement, and that should reasonably have been understood by the Recipient because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary and confidential to the Discloser, to an Affiliate of the Discloser or to a third party.

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DOCUMENTATION - The term "Documentation" means all or any portion of any materials in written or other tangible form (including on magnetic media) including without limitation the following: User Documentation, Source Code, system summaries, system design, flow charts, functional or technical specifications, logical models, architectures, plans, instructional training course materials, other supporting or programming materials, and any deliverables as identified in, or otherwise delivered pursuant to this Agreement..

Effective Date - The term "Effective Date" means the date first written above.

ENHANCED SERVICES - The term "Enhanced Services" means enhancements and adjuncts to basic telephone service. Add on features, functionality and capabilities such as voicemail, "find me" and voice recognition are examples of Enhanced Services.

ENHANCED SERVICES PLATFORM OR ESP - The term "ESP" means the facilities through which enhanced and adjunct services are provided to end users. The term excludes facilities that are leased from any ILEC, Internet service provider, interexchange carrier, wireless provider or any other Telecommunications Service provider or Information Service provider.

ESP1 Services - The term "ESP1 Services" means those Enhanced Services deployed by the Seller in production environments supporting active retail and wholesale accounts as of August 1, 2004. ESP1 services include standard PVA, Voice Mail, Family Mail Box, Find Me, On-Line Account Maintenance, Notify Me, Telemail and Web Access.

ESP2 Services - The term "ESP2 Services" refers to those services under development and not utilized to provide services to paying customers as of August 1, 2004. ESP2 services utilize ESP2 Software.

ESP2 Software - The term "ESP2 Software" refers to software under development and not yet utilized to provide services to paying customers as of August 1, 2004. ESP2 software includes but is not limited to capabilities described as "Callpoint", "Trinsic Center" and "Provisioning Gateway". ESP2 Software is accessible to the end customer via by both phone and web.

HARDWARE - The term "Hardware" means physical pieces of equipment utilized in the by either party to provide services.

HOSTED SERVICES - The term "Hosted Services" means ESP2 Services that Purchaser provides to other carriers for resale on a turn-key basis.

INFORMATION SERVICE - The term "Information Service" shall have the meaning set forth in Section 3(20) of the Communications Act.

INTELLECTUAL PROPERTY RIGHTS - The term "Intellectual Property Rights" means all rights in inventions, patents (including petty patents), utility models, Marks, rights in designs, copyrights of any kind, rights in know-how, moral rights, rights in confidential information, industrial secrets and trade secrets, rights in databases, compilation rights and topography rights and all rights or forms of protection of a similar nature or having equivalent or similar effect to


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any of these which may subsist anywhere in the world (whether or not any of these is issued or pending, registered or unregistered, and including, without limitation, application for registration of any such thing and rights to apply therefore).

MARKS - The term "Marks" means any and all trademarks, service marks, trade names, logos, insignias, copyrights or other similar intellectual property belonging or licensed to a party.

OBJECT CODE - The term "Object Code" means the instructions for a computer assembled or compiled in electronic binary form on software media that are readable and usable by machines but not generally by humans without reverse assembly, reverse compiling, or reverse engineering.

OPERATIONAL SUPPORT SYSTEMS or OSS - The term Operational Support Systems or OSS means functionalities and capabilities that support the delivery of communications and enhanced services, such as ordering, provisioning, billing and collection, fulfillment, sales, preparing and handling call data records and customer care.

OSS PLATFORM -- The term "OSS Platform" means, collectively, all of the Software, hardware, systems, services, Documentation and other facilities, information and materials used by or on behalf of Seller as of the date of this Agreement to provide the OSS Services, whether licensed, leased, rented or otherwise provided to, owned by, or otherwise under the control of Seller.

OSS SERVICES - The term "OSS Services" means and includes ordering, provisioning, billing and collection, fulfillment, sales, customer data records, and customer care. For the avoidance of doubt, "OSS Services" do not include any Telecommunications Service or any Information Service.

PROFESSIONAL SERVICES - The term "Professional Services" means implementation, configuration, software development and modification, and other similar tasks, performances, and services along with any resulting work product.

REVENUE - The term "Revenue" means proceeds billed by Purchaser attributable to ESP2 Services under Generally Accepted Accounting Principles. Revenue will not include taxes and pass through billing of items such as taxes and surcharges imposed by governmental or regulatory bodies including (but not limited to) sales taxes, use taxes, gross receipts taxes, franchise taxes and fees, 911 fees, local number portability fees. For sake of clarity, in regard to wholesale services which are provided by Purchaser on a cost plus basis (i.e., cost plus a management fee), only the management fee will included in the determination of Revenue. Invoices directed to Seller in regard to Hosted Services and Professional Services will be excluded in the determination of Purchaser's Revenue.

SOFTWARE - The term "Software" means the instructions for a computer, in Source Code and Object Code forms, together with all related User Documentation, as well as all corrections, improvements, updates, versions, releases and other modifications to any of the foregoing, in whatever form or media, including the tangible media upon which the foregoing are recorded or printed.


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SOFTWARE ENHANCEMENTS - The term "Software Enhancements" means any corrections, improvements, updates, versions, releases and other modifications to Software.

SOURCE CODE - The term "Source Code" means the underlying instructions for a computer written in programming languages, including all embedded comments, as well as procedural code such as job control language statements, in a form readable by human beings when displayed on a monitor or printed on paper, etc. and that must be translated using software compilers, linkers, assemblers or other means into a form that is directly executable by a computer by a process generally known as compiling or assembly, along with any related Documentation, including without limitation annotations, flow charts, schematics, statements of principles of operations, software summaries, software design, program logic, program listings, functional specifications, logical models and architecture standards, describing the data flows, data structures, and control logic of the software.

USER DOCUMENTATION - The term "User Documentation" means as to Software any user guides, manuals, operator guides, installation guides, technical reference manuals, data dictionaries and other similar materials which explain the operation and/or use thereof and are created by or on behalf of Seller provided to Seller by a third party or created by or on behalf of Seller.

WORK PRODUCT - The term "Work Product" means Software code written, created, conceived, made or discovered by Purchaser specifically for Seller in the course of performing any Professional Services pursuant to this Agreement.

Z-TEL INTELLIGENT NETWORK CONTROLLER or ZINC SERVICES - The term "ZINC Services" refers to providing SIP based call control based on the use of the ZINC Software. ZINC Services are part of ESP2 Services.

Z-TEL INTELLIGENT NETWORK CONTROLLER OR ZINC SOFTWARE - The term "ZINC Software" refers to a SIP based call controller built on top of the Ubiquity SIP Application Server (SAS). The source code was written by both Ubiquity professional services personnel under contract to Z-Tel and Z-Tel personnel. ZINC has four main functions: 1) Call Router routing between peering relationships (Class 4 like functionality), registered devices (Class 5 like functionality) and enhanced services, 2) Managing Registered Endpoints, 3) AIN/SCP like features and 4) centralized CDR. ZINC interoperates with ESP2 Software and softswitches.

                               TERMS OF AGREEMENT

         NOW THEREFORE, in reliance upon the foregoing background statement, the parties agree to the following terms and conditions:


                       SECTION I: SALE OF ASSETS BY SELLER

         1.1. Assets to be Sold to Purchasers. Subject to the terms and conditions of this Agreement, at the closing referred to in SECTION 7 (the "Closing") and effective for all purposes as


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of September 29, 2004, the Seller will, and the Seller does hereby, sell, assign, transfer and convey to the Purchaser the assets itemized below (the "Assets"):

                  (A) all right, title and interest in, to and under the Hardware itemized on Schedule 1, along with all related Documentation;

                  (B) all of Seller's right, title and interest in, to and under the third party Software license arrangements and related maintenance and support arrangements itemized in Schedule 2, along with all related Documentation; provided, however, that Seller shall not make any transfer under this Agreement that would, to Seller's knowledge, conflict with or infringe upon any right, title or interest of any of the third party vendors of the Software identified on Schedule 2;

                  (C) All warranties and goodwill associated with the Hardware and Software referred to on Schedule 1 and Schedule 2, respectively, along with all related Documentation; and

                  (D) all right, title and interest in, to and under all Intellectual Property Rights underlying ESP2 Services, as further described on
Schedule 3, including Software Source Code, Object Code Documentation and specifications, but excluding any Intellectual Property Rights underlying ESP1 Services; provided, however, that Seller shall not make any transfer under this Agreement that would, to Seller's knowledge, conflict with or infringe upon any right, title or interest of any of the third party vendors of the Software identified on Schedule 2.

                  1.1.1 Delivery. Seller shall, within fifteen (15) business days after the Effective Date, deliver the Assets to Purchaser at facilities reasonably designated by the Purchaser, in such media and by such means as are reasonably agreed upon by Seller and Purchaser. After the Effective Date, but prior to completion of this delivery, Seller will provide reasonable access to the Assets to allow Purchaser to pursue its development and demonstration activities. Purchaser and Seller may mutually agree to delivery by Seller of any subsequent additional material or media, at such facilities, in such media and by such means, all as are agreed to by the parties.

                  1.1.2 Ownership of Modifications. Purchaser shall own all right, title and interest in and to all changes, improvements, enhancements, derivative works or other modifications to the Assets, along with the Intellectual Property Rights in any of the foregoing, made without participation of Seller. If Seller does participate in making such changes, improvements, enhancements, derivative works or other modifications, the parties will negotiate in good faith prior to the commencement of any such work setting forth, among other things, the parties' respective ownership, licenses, or other rights with respect to any such resulting modifications. In the absence of such negotiation and agreement otherwise, the same shall belong to Purchaser.

                        SECTION 2: LICENSES; RIGHT TO USE

         2.1 OSS and ESP1 Use License Grant. Seller hereby grants to Purchaser, from and after the Effective Date, a fully paid up, worldwide, multi-site, non-transferable, irrevocable, noncancellable, non-terminable and perpetual, right and license to perform, execute, copy (solely


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as incidental to the exercise of such other rights as are granted in this
Section 2.1), access, and process information and data and otherwise utilize Seller's OSS Platform Software as it exists as of the Effective Date. Seller hereby grants to Purchaser, from and after the Effective Date, a fully paid up, worldwide, multi-site, non-transferable, irrevocable, noncancellable, non-terminable and perpetual, right and license to perform, execute, copy (solely as incidental to the exercise of such other rights as are granted in this Section 2.1), access, and process information and data and otherwise utilize Seller's ESP1 Service Software as it exists as of the Effective Date. Use of these licenses (the foregoing together being the "OSS and ESP1 Use License") by Purchaser is conditioned on utilization of the existing Software as reasonably necessary or useful for the purpose of marketing, sale and use of ESP1 Services, ESP2 Services and related services. Rights granted in association with the OSS and ESP1 Use License grant does not include any right to take action intended to alienate the rights of the Seller or to take any action intended to put such material in the public domain. At the time of delivery of the Assets, Seller shall deliver to Purchaser, if requested, a copy of all Documentation (including Source Code) relating to the Intellectual Property Rights underlying the OSS and ESP1 Use License.

                  2.1.1 No Assignment. Except as otherwise provided herein or with Seller's prior consent in writing, which consent may be provided at Seller's sole discretion, Purchaser will not to lease, sell, assign, further sublicense or otherwise transfer the OSS and ESP1 Use License granted to Purchaser hereunder. For sake of clarity, while nothing shall restrict Purchaser's ability to wholesale OSS and ESP1 Services in association with services provided by Purchaser, the OSS and ESP1 Use License does not grant purchaser the right to sell or provide the OSS Platform Software and ESP1 Service Software to any third party (except that Purchaser may provide access to or a copy of appropriate portions of such Software incidental to the above described provision of services). However, in the event of an uncured material breach of this Agreement on the part of the Seller or the bankruptcy, liquidation or forced corporate restructure of Seller, all limitations on Purchaser's utilization and ability to sell relative to the Source Code and Software shall be immediately waived.

                  2.1.2 Seller Enhancements. Grant of the foregoing OSS and ESP1 Use License in no way obligates Seller to provide access to future Software Enhancements associated with Seller's OSS and ESP1 Services. Seller is under no obligation to provide support or Professional Services to Purchaser in any manner (e.g. operational or developmental) in association with the OSS and ESP1 Use License.

                  2.1.3 Derivative Works. The OSS and ESP1 Use License includes the rights to make derivative works of OSS Platform Software and ESP1 Service Software. Utilization of such derivative works shall be governed as set forth in Section 2.1. Purchaser will be under no obligation to provide Seller with copies or access to derivative works developed in accordance with the provisions of this Section. Purchaser shall own all right, title and or interest in and to all changes, improvements, enhancements, derivative works or other modifications, along with the Intellectual Property Rights in any such derivative works made without participation of Seller.

         2.2 ESP2 Use License Grant. Purchaser hereby grants to Seller, from and after the Effective Date, a fully paid up, worldwide, multi-site, non-transferable, irrevocable, noncancellable, non-terminable and perpetual, right and license to perform, execute, copy (solely


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as incidental to the exercise of such other rights as are granted in this
Section 2.2), access, and process information and data and otherwise utilize ESP2 Software as it exists as of the Effective Date. Use of this license (the "ESP2 Use License") by Seller is conditioned on utilization of the existing Software as reasonably necessary or useful for the purpose of marketing, sale and use of ESP2 Services, ESP2 Services and related services to and by end-user customers. Rights granted in association with the ESP2 Use License do not include any right to take action intended to alienate the rights of the Seller or to take any action intended to put such material in the public domain. At the time of delivery of the Assets, Seller shall deliver to Purchaser a copy of all Documentation (including Source Code) relating to the Intellectual Property Rights underlying the OSS and ESP1 Use License. At the time of delivery of the Assets, Purchaser shall deliver to Seller, if requested, a copy of all Documentation relating to the Intellectual Property Rights underlying the OSS and ESP1 Use License.

                  2.2.1 No Assignment. Except as otherwise provided herein or with Purchaser's prior consent in writing, which consent may be provided at Purchaser's sole discretion, Purchaser will not to lease, sell, assign, further sublicense or otherwise transfer the ESP2 Use License granted to Purchaser hereunder. For sake of clarity, while nothing shall restrict Seller's ability to wholesale ESP2 Services in association services provided by Seller to end users, the ESP2 Use License does not grant purchaser the right to sell or provide the ESP2 Software to any third party other than incidental to the above described provision of services. However, in the event of an uncured material breach of this Agreement on the part of the Purchaser or the bankruptcy, liquidation or forced corporate restructure of Purchaser, all limitations on Seller's utilization and ability to sell relative to the Source Code and Software shall be immediately waived.

                  2.2.2 Seller Enhancements. Grant of the foregoing ESP2 Use License in no way obligates Purchaser to provide access to future Software Enhancements associated with Seller's ESP2 Services except as may be specifically provided under this Agreement.

                  2.2.3 Derivative Works. The ESP2 Use License includes the rights to make derivative works of ESP2 Software. Utilization of such derivative works shall be governed as set forth in Section 2.2. Seller will be under no obligation to provide Purchaser with copies or access to derivative works developed in accordance with the provisions of this Section. Seller shall own all right, title and or interest in and to all changes, improvements, enhancements, derivative works or other modifications, along with the Intellectual Property Rights in any such derivative works made without participation of Purchaser. In the absence of such negotiation and agreement otherwise, the same shall belong to Seller.

                  2.2.4 Future Updates. On two occasions after the initial delivery described in Section 1.2.1 but prior to January 1, 2006, upon Seller's thirty (30) calendar days written request, Purchaser will provide Seller with the then existing Source Code and then exiting Documentation for ESP2 Software.

         2.3 No Other Rights, Licenses, etc. Except to the extent otherwise expressly set forth in this Agreement or otherwise mutually agreed by the parties in writing, nothing contained in this Agreement shall or will be construed or deemed to grant to either party any right, title, license, sub-license, proprietary right or other claim against or other interest in, to or under (whether by


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estoppel, by implication or otherwise) the Intellectual Property Rights and tangible embodiments thereof or other facilities or materials owned by or licensed or otherwise provided to the other party prior to the Effective Date of this Agreement or independently developed by or on behalf of the other party or licensed or otherwise provided to the other party by a third party.

                 SECTION 3: COLLOCATION AND COLLOCATION SUPPORT

         The parties shall negotiate in good faith with a view toward entering into a collocation agreement, certain of the principal terms of which would be as described on Exhibit A. However, any party, for any reason in its sole discretion, may decline to enter into a collocation agreement, and any failure of the parties to enter into such an agreement, regardless of reason, shall not affect any other right, liability or obligation of any party under this Agreement.

                           SECTION 4: HOSTED SERVICES

         The parties shall negotiate in good faith with a view toward entering into a hosted services agreement, certain of the principal terms of which would be as described on Exhibit B. Additionally, Seller will have the right to "opt in" to any hosted services agreement entered into by Purchaser on or before December 31, 2005, with such agreement being modified only to the extent required to reflect the principal terms described in Exhibit B. However, any failure of the parties to enter into such an agreement, regardless of reason, shall not affect any other right, liability or obligation of any party under this Agreement.

                SECTION 5: CONSULTING AND PROFESSIONAL SERVICES;

         5.1 Maintenance and Support. At any time until _______, 20___, upon a minimum of fourteen (14) days written request, each party shall provide to the other party such maintenance and support services as are reasonably necessary or useful to enable the requesting party to exercise its rights pursuant to this Agreement. Such maintenance and support services shall be provided pursuant to the following terms and conditions:

                  (a) The hourly rate charge for such maintenance and support services provided by an employee of a party shall be the annual salary of such individual multiplied by a factor of .00075;

                  (b) A party may request the services of a particular employee of another party, provided, that no more than fifteen percent (15%) of any individual's time will be requested during any thirty (30) day period unless an individual was, in the immediately preceding ninety (90) days, a full time employee of the other party whereupon the maximum amount of that individual's time allowed to be requested shall not exceed fifty percent (50%) of the individual party's time during any thirty (30) day period; and,

                  (c) In the aggregate, maintenance and support requests from either party shall not cumulatively ask for more than two full time equivalent personnel for any calendar month, and a party shall not be required to provide services if


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                           the provision of such services would unreasonably
                           interfere with such party's business operations.

         5.2 Professional Services. From time to time, Seller may request that Purchaser agree to provide specific Professional Services in connection with any of the other ESP2 Services and ESP2 Source Code provided hereunder. Upon Seller's written request, the parties shall negotiate in good faith with a view toward entering into an agreement for the provision of such services. Except in regard to the specific provisions of Section 5.2.1 and 5.2.1, any party, for any reason in its sole discretion, may decline to enter into such an agreement, and any failure of the parties to enter into such an agreement, regardless of reason, shall not affect any other right, liability or obligation of any party under this Agreement.

                  5.2.1 Commissioned Services. As a part of the consideration exchanged between the parties relative to the transfer of assets and provision of licenses, Purchaser agrees to provide at no charge to the Seller the following Professional Services in accordance with the stated intervals:

                           (a) Integrate ESP2 Service standard applications with Purchaser's BTS network architecture no later than December 1, 2004;

                           (b) Create and customize a Trinsic Center branded site following Purchaser's standard site guidelines no later than January 1, 2005; and

                           (c) Modify ESP2 Services to be compatible with Seller's UNE-P based end user lines no later than February 1, 2005;

                  5.2.2 Prearranged Professional Services. As a part of the consideration exchanged between the parties relative to the transfer of assets and provision of licenses, upon reasonable written request and development of a negotiated Statement of Work, Purchaser agrees to provide at actual cost (meaning salary, benefits, direct reimbursements and direct third party costs) plus twenty percent (20%) to the Seller up to three thousand two hundred (3,200) hours of Professional Services provided that in no single month may the number of prearranged hours exceed three hundred and twenty (320) hours without the express consent of the Purchaser. Upon Seller's written request, the parties shall negotiate in good faith with a view toward entering into an agreement for the provision of such services. Such services shall be provided in accordance with terms customary in the industry.

                  5.2.3 Best Efforts. The parties will utilize their commercially reasonable best efforts to successfully develop, deploy and integrate services in accordance with delivery schedules and specifications delineated in this Agreement or any applicable Statement of Work, agreement or other arrangement. Seller will cooperate in ensuring that Seller's interfaces and OSS Platforms are properly provisioned to accommodate delivery of Work Product by Purchaser.

         5.3 Professional Services Supplied by Seller. From time to time, Seller, at its sole discretion, may provide to Purchaser any Professional Services as are reasonably requested by Purchaser to enable Purchaser to exercise its rights as to the same pursuant to the OSS and ESP1


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Use License. Upon Purchaser's written request, the parties will negotiate in good faith prior to the commencement of any such services with a view toward entering into an agreement for the provision of such services.. Where Seller agrees to provide such Professional Services, they will be provided on a cost (meaning salary, benefits, direct reimbursements and direct third party costs) plus twenty (20%) basis.

         5.4 License to Pre-existing Intellectual Property. The parties acknowledge and agree that Work Product may incorporate pre-existing intellectual property. Except as otherwise provided in the applicable arrangement for the provision of such Work Product, the party providing Professional Services hereby grants to the party purchasing Professional Services a non-exclusive, worldwide, irrevocable, noncancellable, non-terminable and perpetual license to use any of such pre-existing intellectual property (to the extent incorporated in the Work Product described in this Section 5) solely as necessary or appropriate to the party's enjoyment of its rights of ownership of or license to, as the case may be, the Work Product, including but not limited to the rights to display, perform, copy (solely for Seller's internal use), execute, and distribute such pre-existing intellectual property, provided that except as otherwise provided in the applicable arrangement, the party owning the pre-existing intellectual property shall retain all ownership rights and title to the resulting Work Product.

         5.5 Workmanlike Manner. The maintenance and support and Professional Services provided hereunder shall be performed in a professional and workmanlike manner and in conformity with the professional standards for comparable services in the industry, and shall comply with the applicable specifications or other requirements set forth in this Agreement, including without limitation any applicable Statement of Work, agreement or other arrangement. In the event of a breach of the warranty set forth in this Section 5.4, the party providing the service shall immediately take all reasonable measures to correct any error in the deliverable and redeliver the same at no additional cost. No party shall have any liability or obligation with respect to the provision of Professional Services other than as expressly set forth in this paragraph or in any applicable Statement of Work, agreement or other arrangement.

         5.6 Limitation. Notwithstanding the above, nothing in regard to this Section 5 shall be interpreted to require the Seller to perform architectural design, engineering, customer service or application support for Purchaser, other than networking, security and related services.

                       SECTION 6: FINANCIAL CONSIDERATION


         6.1 Assets Sold As Is. Except as otherwise indicated, all assets and property sold or assigned under this Agreement are sold and assigned "AS IS." Neither party makes any warranty or representation as to the quality or fitness of any of such assets or property.

         6.2 Assumption of Accounts Payable. Schedule 5 sets forth certain outstanding balances owed to vendors of third party Software and Hardware included in the Assets. The parties acknowledge that Purchaser, Seller and such vendors have agreed that Purchaser shall be financially responsible for certain of such balances, to be paid in amounts and at times agreed upon between Purchaser and such vendors (the "Purchaser Payment Obligations"). Purchaser


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shall fully satisfy the Purchaser Payment Obligations at the times and in the manner agreed upon by Purchaser and such vendors.

         6.3 Assumption of Software and Hardware Maintenance Support. As of the Closing, Purchaser shall have all responsibility for all current and future subscriptions for maintenance support services for the Hardware and Software itemized on Schedule 1 and Schedule 2 as related to Purchaser's ESP2 and ZINC services, to the extent agreed upon by Purchaser and such vendors. Purchaser will not be responsible for future subscriptions for maintenance support services with these vendors on the part of Seller where at some future point Seller enters into separate agreements with these vendors to provide Hardware and/or Software and services outside the auspices of this Agreement.

         6.4 Assumption of Level 3 MSA. The parties shall cooperate in working toward the assignment by Seller to Purchaser of Seller's rights, and the assumption by Purchaser of certain of Seller's obligations, under the Master Service Agreement between Level 3 Communications, LLC and Seller dated July 2, 2004 and as amended August 6, 2004.

         6.5 Promissory Note. At the Closing, Purchaser will provide to Seller its Promissory Note with a principal amount of three million dollars ($3,000,000) signed by at least two (2) authorized Officers of the Purchasers. After January 1, 2005, said Promissory Note will accrue interest at the rate of twelve percent (12%) per year compounded monthly until the date the note is paid off. Purchaser shall pay to Seller all principal and interest due no later than thirty six (36) months from the Effective Date of this Agreement. Said Promissory Note will be secured by the Series D and Series G Preferred Stock holdings (in their entirety) of D. Gregory Smith and Charles W. McDonough. At the time of Closing, said Series D and Series G Preferred Stock will be presented for Seller to hold as security until such time as the Promissory Note is paid in full. If directed by D. Gregory Smith and/or Charles W. McDonough, Seller will submit Series D and Series G Preferred Stock shares for tender or conversion to common stock with the resultant shares of common stock in their entirety directed to Seller to hold in trust in lieu of the Preferred Stock shares. However, upon written request of D. Gregory Smith and/or Charles W. McDonough, Seller will release applicable Series D and Series G Preferred Stock shares or converted common stock shares to an authorized Broker for sale where such Broker provides written confirmation that the Broker will direct seventy five percent (75%) of the proceeds from any sale of shares to pay down the Promissory Note's principal and interest. Full or partial payment relative to the Promissory Note's principal and interest may be paid by Purchaser at any time without penalty.

         6.6 Royalty Payments. In any month in which Purchaser's Revenue exceeds five hundred thousand dollars ($500,000), Purchaser will remit two and one half percent (2.5%) of Revenue as a royalty payment related to Seller's participation in the development of the underlying ESP2 Service technology. In the event that Purchaser signs a letter of intent or a definitive agreement to provide ESP2 Services to Sprint Communications Company L.P. or an Affiliate of Sprint Communications Company L.P. (together "Sprint") prior to March 1, 2005, for that portion of Revenue attributable to Sprint, Purchaser will pay to Seller an additional bonus royalty of two and one half percent (2.5%) of Revenue. Purchaser shall not unreasonably delay signing a Letter of Intent or agreement with Sprint as a mechanism to avoid payment of the additional royalty.

                  6.6.1 Quarterly Cap. Except as it relates to royalties associated with Revenue attributable to Sprint, royalty payments from Purchaser to Seller will be capped at one million dollars ($1,000,000) per calendar quarter. Notwithstanding the preceding sentence, royalty payments to Seller in association with ESP2 Services provided by Purchaser to Sprint shall not be capped.

                  6.6.2 Five Year Life. Purchaser's responsibility to pay royalty payments in association with this Section 6.6 will expire five (5) years from the Effective Date.

                  6.6.3 Payments. Royalty payments will be paid to Seller within thirty (30) days following the end of the month in which the Revenue was booked by the Purchaser. Purchaser will provide Seller with the information and material reasonably necessary for Seller to validate the accuracy and amount of royalty payments owed Seller under this Agreement.

         6.7 Fees for Hosted Services. Seller shall pay Purchaser a fee for Hosted Services provided under Section 4 of this Agreement equal to the sum of
(i) direct external costs to Purchaser and (ii) a management fee for each end user account.

                  6.7.1 Initial Period. Prior to January 1, 2006, unless otherwise established pursuant to Section 6.7.3, the monthly management fee associated with Purchaser providing Hosted Services to the Seller shall be:

                           (a) seventy five cents ($0.75) per active account for the first six hundred thousand accounts, and

                           (b) ninety cents ($0.90) per active account for all active accounts over six hundred thousand accounts.

                  6.7.2 Subsequent Period. On or after January 1, 2006, unless otherwise established pursuant to Section 6.7.3, the monthly management fee associated with Purchaser providing Hosted Serves to the Seller shall be ninety cents ($0.90) per active account.

                  6.7.3 Most Favored Nation. In regard to Hosted Services, Purchaser commits to provide Hosted Services to Seller at a ten percent (10%) discount to the minimum fee charged any other provider for ESP2 hosted services. Should Purchaser enter in to any agreement to provide ESP2 Services with any party where subscribed rates less ten percent (10%) are less than the rates established in Section 6.7.1 and Section 6.7.2, Purchaser will notify Seller of the existence of such agreement within seven (7) calendar days. Purchaser will reduce rates charged to Seller accordingly on the first day that ESP2 Services are made available to the alternative vendor. Purchaser will provide Seller with the information and material reasonably necessary for Seller to verify compliance with this most favored nation clause.

                  6.7.4 Allocation of Cost. Where direct external costs cannot be directly assigned, it is the intent of the parties hereto to allocate direct costs (as between the parties and as between the parties and Purchaser's other wholesale customers, if any) fairly and proportionately between them. The parties will work together in good faith to ensure that such allocations are and remain fair and proportionate on the basis of the relative number of orders, customers, lines, mailboxes and/or other reasonable methodology.

         6.8 Right to Bid. Should Purchaser decide to cease providing ESP2 Services to its end users or to sell to a third party the Assets transferred under this Agreement, then, to the extent allowed by law, Seller will grant to Purchaser, until the earlier of fifteen (15) business days after notice to Seller or the date Seller submits a bid, the right to bid on the purchase, in whole or in part, of the end user base and those assets, including intellectual property, that support ESP2 Services. Purchaser may accept or reject any such bid in its sole discretion, for any reason.

                             SECTION 7: THE CLOSING

         7.1 Closing. The closing of the transactions contemplated by this Agreement (the Closing") will take place at the offices of Z-Tel Communications, Inc., 602 South Harbour Island Boulevard, Suite 220, Tampa, Florida, at 10:00 A.M., EDT or another place, time and date agreed to in writing by the parties (the "Closing Date").


               SECTION 8: REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller represents and warrants to the Purchaser that the following statements are true and correct on this date and will be true and correct as of the date of the Closing:

         8.1. Corporate Status and Power. The Seller is a corporation organized under the laws of the state of Delaware, its status is active and it has the corporate power to conduct its business, to execute and deliver this Agreement and to perform its obligations under this Agreement.

         8.2. Authorization. The Seller's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate and shareholder action. The Seller has all the franchises, licenses and permits for the conduct of its business, the failure of which to have would materially and adversely affect the Seller's business.

         8.3. No Contravention. The execution and delivery of this Agreement, the performance by the Seller of its obligations under this Agreement and the exercise by the Seller of the rights created by this Agreement do not
(i) violate the Seller's Articles of Incorporation or bylaws; (ii) constitute a breach of or a default under any agreement or instrument to which the Seller is a party or by which it or its assets are bound or result in the creation of a mortgage, security interest or other encumbrance upon the Seller's assets; (iii) violate a judgment, decree or order of any court or administrative tribunal which is binding on the Seller or its assets; or (iv) violate any Federal or state law, rule or regulation.

         8.4. Valid, Binding and Enforceable Agreement. Subject to the Bankruptcy laws of the United States and general principles of equity, this Agreement is a valid and binding obligation of the Seller enforceable against the Seller under the laws of Florida and the Federal laws of the United States.

         8.5. Title to Assets. Except as otherwise disclosed to the Purchaser, the Seller has good, valid and marketable title to the Assets. The Assets are subject to no liens or encumbrances which have not been disclosed in writing to the Purchaser.

         8.6. No Pending Actions. There are no pending actions, suits, claims or proceedings before any federal, state, county, municipal, or other governmental court, tribunal, department, commission, board, bureau or other instrumentality pertaining to the Seller, the Seller's assets or the use of the Seller's assets, which would have a material, adverse effect upon the Purchaser's use of the Assets after the Closing.

         8.7. Taxes. All tangible property taxes and other taxes required to be paid by the Seller to any governmental agency in connection with the Seller's assets have been paid or provided for. All sales and use taxes required to be collected and paid by the Seller have been paid or provided for. All payroll taxes whether withheld or payable by the Seller have been paid or provided for.


             SECTION 9: REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to the Seller that the following statements are true and correct on this date and will be true and correct as of the date of the Closing:

         9.1. Corporate Status and Power. The Purchaser is a corporation organized under the laws of the state of Florida, its status is active and it has the corporate power to conduct its business, to execute and deliver this Agreement and to perform its obligations under this Agreement.

         9.2. Authorization. The Purchaser's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate and shareholder action. The Purchaser has all the franchises, licenses and permits for the conduct of its business, the failure of which to have would materially and adversely affect the Purchaser's business.

         9.3. No Contravention. The execution and delivery of this Agreement, the performance by the Purchaser of its obligations under this Agreement and the exercise by the Purchaser of the rights created by this Agreement do not (i) violate the Purchaser's Articles of Incorporation or bylaws; (ii) constitute a breach of or a default under any agreement or instrument to which the Purchaser is a party or by which it or its assets are bound or result in the creation of a mortgage, security interest or other encumbrance upon the Purchaser's assets; (iii) violate a judgment, decree or order of any court or administrative tribunal which is binding on the Purchaser or its assets; or (iv) violate any Federal or state law, rule or regulation.

         9.4. Valid, Binding and Enforceable Agreement. Subject to the Bankruptcy laws of the United States and general principles of equity, this Agreement is a valid and binding obligation of the Purchaser enforceable against the Purchaser under the laws of Florida and the Federal laws of the United States.

                             SECTION 10: COMPETITION

         10.1 No Exclusivity. Nothing within this Agreement shall establish an exclusive arrangement between the parties. Neither party shall be precluded from purchasing services, Software or Hardware from another vendor. Neither party shall be precluded from selling services, Software or Hardware to another party except pursuant to the restrictions established with certain licenses in
Section 2.

         10.2 Noninterference. The parties will have the right to serve directly or indirectly any end user or wholesale provider. The parties may continue to market, sell and deliver their own Telecommunications Services and enhanced communications services and may establish independent relationships with any end user. Neither party will interfere with the right of any individual, entity or association to obtain service directly from the other party. Neither party, however, will intentionally directly target the customers of the other party when marketing communications services. Neither party will disparage the other party or the other party's services or make comparisons relative to the other party's services in any marketing, advertising or sales materials designed for public dissemination.

         10.3 Limitation on Hiring. Prior to January 1, 2006, the parties shall not directly recruit or solicit for employment, any technical or professional employees employed by the other party in connection with the performance of this Agreement without the prior written approval of the party whose employee is being considered for employment. The foregoing sentence shall not prohibit solicitations of any person who, at the time of solicitation, is no longer employed by a party.

                      SECTION 11: CONFIDENTIAL INFORMATION

         11.1 Limitations on Use and Disclosure. Each party agrees as to any Confidential Information received hereunder:

                  (a) to protect such Confidential Information from disclosure to others using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care, provided that Recipient may disclose Confidential Information received to its employees and independent contractors, and to its affiliates and their respective employees and independent contractors, who in each or the foregoing instances have a need to know for the purpose of this Agreement, and who are further bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement (including a pre-existing written agreement). Seller shall further be entitled to disclose the Confidential Information of Purchaser received hereunder, but again subject to a written agreement protecting such Confidential Information from unauthorized use and disclosure, to prospective and actual end users of Hosted Services and to the respective employees, independent contractors and agents of any of the foregoing, who have a need to know in connection with the use or prospective use of the Hosted Services. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Discloser;

                  (b) to use such Confidential Information only for the purposes of this Agreement or as otherwise expressly permitted by this Agreement or by the Discloser in writing; and

                  (c) except as otherwise expressly provided herein, to make only such number of copies of Confidential Information as is reasonably required in connection with Recipient's permitted use under this Section
                           11.1 and to reproduce and maintain on any such copies such proprietary legends or notices (whether of Discloser or a third party) as are contained in or on the original or as Discloser may otherwise reasonably request.

         11.2 Exceptions. The restrictions of Section 11.1 shall not apply to information that:

                           (a) was publicly known prior to, or becomes publicly known through no fault of Recipient subsequent to, Discloser's communication thereof to Recipient;

                           (b) was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication to Recipient;

                           (c) is developed by Recipient independently of and without use of any of Discloser's Confidential Information or other information that Discloser disclosed in confidence to any third party; or

                           (d) is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction.

         11.3 Disclosure Pursuant to Legal Requirement or for Regulatory Purpose. Confidential Information may be disclosed to the extent required by law, including but not limited to the extent reasonably required to protect against liability under federal securities laws. Subject to the disclosure provisions described in this Section 11.3, the existence, terms, and performance of this Agreement may also be disclosed to the Federal Communications Commission
(FCC) or state public utility commissions (PUCs) for purposes not inconsistent with the terms of this Agreement or as otherwise agreed upon by the parties. Except in regard to subpoenas, the party so intending to disclose shall a) attempt in good faith to notify the other party at least one business day prior to making any such disclosure where feasible, b) further reasonably cooperate in any efforts of the other party to seek a protective order or other appropriate remedy from the proper authority, c) furnish only that portion of the Confidential Information that is legally required or reasonably necessary to release to the FCC or a PUC for purposes not inconsistent with the terms of this Agreement or as otherwise agreed upon by the parties, and d) further use all reasonable efforts to assure confidential treatment of the disclosed Confidential Information.

         11.4 Return of Confidential Information. Confidential Information shall be and remain the property of Discloser. All Confidential Information in electronic form shall be erased or destroyed, and all such information in tangible form, shall, at the discretion of Recipient, either be destroyed or returned to the Discloser promptly upon the earlier of: (i) Discloser's written request, (ii) discontinuation of the particular Service in connection with which the Confidential Information was disclosed, or (iii) termination or expiration of this Agreement and any transition period, and in any of such events and to the applicable extent shall not thereafter be retained in any form by Recipient unless otherwise expressly permitted hereunder; provided, however, that notwithstanding the foregoing and for the avoidance of doubt, each party shall be entitled to retain and use (and disclose as otherwise permitted by this Section 11) any Confidential Information of the other party to the extent and for so long as the same has been licensed to the holding party, or is in any event reasonably required to be used in connection with their respective exercise of any licenses granted to that party pursuant to, and which survive the expiration or termination of, this Agreement. For the avoidance of doubt, each party is also expressly permitted to retain this Agreement.

         11.5 Equitable Relief. The parties acknowledge that their respective Confidential Information is unique and valuable, and that breach by either party of the obligations of this Agreement regarding such Confidential Information will result in irreparable injury to the affected party for which monetary damages alone would not be an adequate remedy. Therefore, the parties agree that in the event of a breach or threatened breach of such provisions, the affected party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or anticipated breach without the necessity of posting a bond. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages.

         11.6 Survival. The provisions of this Section 11 shall survive the expiration or any earlier termination of this Agreement for a period of three
(3) years.

                             SECTION 12: TRADEMARKS

         12.1 Trademarks. Each party will not use any Mark of the other party in any manner whatsoever without the other party's prior written approval, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained in this Agreement or in any approval or authorization (existing now or in the future), a party's Marks are and will remain solely and exclusively the party's property. Except as expressly provided in this Agreement, a party will not, by virtue of this Agreement or any activities under this Agreement, acquire any right, title, interest or license in the other party's Marks.

         12.2 Hosted Service Branding Exception. Purchaser is authorized and required to use the Seller's Marks in providing Hosted Services to Seller and acting on Seller's authority. Purchaser's use of Seller's Marks will comply with Seller's brand usage guidelines (a copy of which will be provided at the time Seller requests the provision of Hosted Services). Seller may update, modify and amend these guidelines at any time and from time to time, in its sole discretion, and in this event Seller will provide to Purchaser a copy of the update, modification or amendment through the notice provisions of Section 13

         12.3 No Transfer of Marks. Seller retains all right, title, interest and license to all Marks of Z-Tel Technologies, Inc. and all subsidiaries and affiliates. Specifically, Seller retains all rights, title, interest and license to the Trinsic brand and all Trinsic product names. For sake of clarity, the terms "call point" and "telemail" are generic and not branded marks of either party to this Agreement.



                               SECTION 13: NOTICES

         13.1. Deemed Delivery. Any notices or deliveries permitted or required by this Agreement will be deemed given (i) upon delivery by messenger, if a receipt is obtained for delivery, (ii) one day after timely deposit for overnight delivery with Federal Express, United Parcel Service, Airborne Express or similar nationally recognized overnight delivery service, if such service obtains a confirmation of delivery, (iii) five days after mailing, if mailed via certified or registered U.S. mail, return receipt requested, or (iv) upon confirmation of delivery, if sent by prepaid telegram; provided the notice is delivered, deposited for delivery, mailed or sent to the party's address as set forth below:

         THE SELLER:

                  Z-Tel Technologies, Inc.
                  601 South Harbour Island Boulevard
                  Suite 220
                  Tampa, FL 33602


         THE PURCHASER:

                  SipStorm, Inc.
                  2340 Wulfert Road
                  Sanibel, FL 33957

Any party may change the address to which notices are to be delivered by giving notice of the change of address in the manner set forth above; except, however, that notwithstanding the foregoing provision, notice of a change of address will be deemed made upon actual receipt of the notice by the other party or parties.

         13.2. Saturday, Sunday or Legal Holiday. Notices deemed given or delivered as set forth above on a Saturday, Sunday, or legal holiday will be instead be deemed given or delivered on the next succeeding day which is not a Saturday, Sunday or legal holiday.

                            SECTION 14: MISCELLANEOUS


         14.1. Good Faith Performance. The parties will act in good faith in the performance of their obligations under this Agreement consistent with the purposes of this Agreement. Except as otherwise specifically noted in this Agreement, neither party will unreasonably delay, withhold or condition any approval or consent that this Agreement requires or permits.

         14.2. No Exclusivity. Neither party is required to deal exclusively with the other party. Both parties are free to enter into similar agreements with other parties, including competitors of one another.

         14.3 Dispute Resolution. The parties will work in good faith to resolve informally any disputes internally by escalating them as necessary to progressively higher levels of management. The parties will exchange escalation lists setting forth responsible officers, including names, departments, titles and telephone numbers.

                  14.3.1 Negotiations. The parties will attempt in good faith to resolve any claim, controversy, or dispute between them, their agents, employees, officers, directors or Affiliates through negotiation. This provision will not be construed as a waiver of a party's rights to seek legal or regulatory intervention as provided by law.

                  14.3.2 Continued Performance. Unless performance is otherwise expressly excused under this Agreement, both parties will continue to perform during the dispute resolution process, including with respect to billing disputes. Notwithstanding the foregoing, nothing in this Section 14.3.2 will affect any right of either party to terminate this Agreement to the extent expressly permitted.

         14.4 Equitable Remedies. Each party acknowledges that the performance of its obligations under this Agreement are essential to the transactions contemplated, that the subject matter of this Agreement is unique and the other party will not have an adequate remedy at law if the a party fails to perform obligations hereunder. Accordingly, in such event, the each party will have the right, in addition to any other rights it may have, to compel specific performance of this Agreement.

         14.5 Force Majeure. Neither party will be responsible for any delay or failure in performance by it that results from causes beyond its reasonable control ("Force Majeure Events"), whether or not foreseeable by such party. Such Force Majeure Events include adverse weather conditions, flood, fire, explosion, earthquake, volcanic action, power failure, embargo, boycott, war, revolution, civil commotion, acts of terrorism, acts of public enemies, labor unrest (including strikes, work stoppages, slowdowns, picketing or boycotts), and acts of God. If a Force Majeure Event occurs, the non-performing party will give prompt notification of its inability to perform to the other party. During the period that the non-performing party is unable to perform, the other party will also be excused from performance of its obligations to the extent such obligations are reciprocal to, or depend upon, the performance of the non-performing party which has been prevented by the Force Majeure Event. The non-performing party will use commercially reasonable efforts to avoid or remove the causes of its non-performance and both parties will proceed to perform once the causes are removed or cease. Nothing in this Agreement will require the non-performing party to settle any labor dispute except as the non-performing party, in its sole discretion, determines appropriate. If a Force Majeure Event continues for more than forty-five (45) days, then the party able to perform may terminate this Agreement with Cause.

         14.6. Cumulative and Severable Nature of Rights. The Seller acknowledges and agrees that various rights and remedies of the Purchaser under this Agreement are cumulative, severable and nonexclusive of one another and of any other provision of this Agreement.

         14.7. Waiver. No failure or delay on the part of any party to this Agreement in the exercise of any right, power or remedy the party may have will operate as a waiver, nor will any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise of that right, power or remedy or the exercise of any other right, power or remedy. No express waiver or assent by any party to any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or conditions of this Agreement.

         14.8. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to its subject matter and this Agreement, together with any attachments or exhibits, contains the sole and entire agreement between the parties with respect to the matters covered by this Agreement.

         14.9. Severability. Every provision of this Agreement is intended to be severable. If any provision or portion of a provision is illegal or invalid, then the remainder of this Agreement will not be affected. Moreover, any provision of this Agreement which is determined to be unreasonable, arbitrary or against public policy will be modified as necessary so that it is not unreasonable, arbitrary or against public policy.

         14.10. Amendments. Except as otherwise provided herein as to terms that are unreasonable, arbitrary or against public policy, this Agreement will not be modified or amended except by an instrument in writing signed by the parties. All exhibits, schedules and other attachments to this Agreement are incorporated by this reference as integral parts of this Agreement. To the extent there is any conflict between this Agreement and any schedule or exhibit to this Agreement, this Agreement (excluding the schedule or exhibit in question) will govern.

         14.11 Construction. This Agreement will be construed without regard to which party was responsible for its preparation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender will include the other genders. The words "Agreement," "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole, including documents incorporated by reference, and not to any particular provision of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation." The various headings contained in this Agreement are inserted solely for convenience of reference and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

         14.12 Legal Matters. This Agreement will be governed and interpreted under the laws of the State of Florida, without reference to its principles of conflicts of law. Venue for the purposes of any litigation will lie solely in the Florida Circuit Court in and for Hillsborough County, Florida or the United States District Court in and for the Middle District of Florida. The Seller and Purchaser hereby consent to the jurisdiction of the federal and state courts located in Florida, and hereby consent to service of process by regular mail at the address provided above for notices and deliveries under this Agreement. The costs of any litigation (including attorneys' fees, court costs and the costs of paralegal, accounting, financial and other legal and investigative support personnel) will be borne by the non-prevailing party.

         14.13 Survival of Warranties and Representations. The respective warranties and representations in this Agreement will survive the execution of this Agreement and continue for a period of three years after the Closing Date.

         14.14 Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument. Signed facsimile copies of this Agreement, addenda, attachments, schedules and exhibits will legally bind the parties to the same extent as original documents.

         14.15 Incorporation of Exhibits. All exhibits, schedules and attachments referred to in this Agreement are incorporated as integral parts of this agreement.

         14.16 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties to this Agreement.

         14.17 Saturday, Sunday or Legal Holiday. When the last day of a period during which an act may be performed under this Agreement falls on a Saturday, Sunday, or legal holiday that period will be deemed to end on the next succeeding day which is not a Saturday, Sunday or legal holiday.

         14.18 Relationship of the Parties. Nothing in this Agreement, or in the course of dealing between the parties under this Agreement, will be deemed to create between the parties (including their respective directors, officers, employees and agents) a partnership, joint venture, association, employment relationship or any other relationship, other than that of independent contractors with respect to each other. Neither party will have the authority to commit or legally bind the other party in any manner whatsoever, including, the acceptance or making of any agreement, representation or warranty.

         14.19 Allocation. The parties agree that the amounts paid, assets delivered and liabilities assumed under this Agreement shall be allocated for federal income tax and all other purposes as set forth on Schedule 6.

IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the date first set forth above:

Z-Tel Technologies, Inc                    SipStorm, Inc.
And Z-Tel Communications Inc:

By:                                        By:
   -----------------------------------        ---------------------------------

Name:                                      Name:
     ---------------------------------           ------------------------------

Title:                                     Title:
      --------------------------------           ------------------------------

Date:                                      Date:
     ---------------------------------           ------------------------------